UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2011
Apartment Trust of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-52612 (Commission File Number)	20-3975609 (I.R.S. Employer Identification No.)
4901 Dickens Road, Suite 101, Richmond, Virginia 23230
(Address of principal executive offices)
(Zip Code)
(804) 237-1335
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Advisory Agreement with ROC REIT Advisors, LLC
          On February 25, 2011, Apartment Trust of America, Inc. (the “Company”) entered into an Advisory Agreement (the “Advisory Agreement”) with Apartment Trust of America Holdings, LP, the Company’s operating partnership, and ROC REIT Advisors, LLC (the “Advisor”). The Company is the sole general partner of Apartment Trust of America Holdings, LP. The Advisor is owned by Stanley J. Olander, Jr., David L. Carneal and Gustav G. Remppies, each of whom are executive officers of the Company. The Advisory Agreement was approved by the Company’s board of directors, including a majority of the independent directors. The Advisory Agreement has a one-year term and may be renewed for an unlimited number of successive one-year terms upon the mutual consent of the parties.
          Pursuant to the terms of the Advisory Agreement, the Advisor will use its commercially reasonable efforts to present to the Company a continuing and suitable investment program and opportunities to make investments consistent with the investment policies of the Company. The Advisor also is obligated to provide the Company with the first opportunity to purchase any Class A income producing multi-family property which satisfies the Company’s investment objectives. In performing these obligations, the Advisor generally will (i) provide and perform the day-to-day management of the Company; (ii) serve as the Company’s investment advisor; (iii) locate, analyze and select potential investments for the Company and structure and negotiate the terms and conditions of acquisition and disposition transactions; (iv) arrange for financing and refinancing with respect to investments by the Company; and (v) enter into leases and service contracts with respect to the investments by the Company. The Advisor is subject to the supervision of the Company’s board of directors and has a fiduciary duty to the Company and its stockholders.
          Pursuant to the terms of the Advisory Agreement, the Advisor is entitled to receive certain fees from the Company for services performed. As compensation for services rendered in connection with the investigation, selection and acquisition of investments, the Company shall pay the Advisor an acquisition fee that shall not exceed (A) 1.0% of the contract purchase price of properties, and (B) 1.0% of the origination price or purchase price of real estate-related securities and real estate assets other than properties; in each of the foregoing cases along with reimbursement of acquisition expenses. However, the total of all acquisition fees and acquisition expenses payable with respect to any real estate assets or real estate-related securities shall not exceed 6.0% of the contract purchase price of such real estate assets or real estate-related securities, or in the case of a loan, 6.0% of the funds advanced, unless fees in excess of such amount are approved by a majority of the Company’s directors not interested in such transaction and by a majority of the Company’s independent directors not interested in such transaction and which transaction is determined to be commercially competitive, fair and reasonable to the Company. Furthermore, in connection with a sale of a property in which the Advisor or any affiliate of the Advisor provides a substantial amount of services, the Company shall pay to the Advisor or its affiliate a property disposition fee equal to the lesser of (i) 1.75% of the contract sales price of such real estate asset and (ii) one-half of a competitive real estate commission; provided, however, that in no event may total real estate commissions paid to all persons by the Company with respect to the sale of such property exceed the lesser of 6.0% of the contract sales price or a competitive real estate commission. As compensation for services rendered in connection with the management of the Company’s assets, the Company shall pay a monthly asset management fee to the Advisor equal to one-twelfth of 0.30% of the Company’s average invested assets as of the last day of the immediately preceding quarter; the asset management fee shall be payable monthly in arrears by the Company in cash equal to 0.25% of the Company’s average invested assets and in the Company’s shares of common stock equal to 0.05% of the Company’s average invested assets.
          Upon listing the Company’s shares of common stock on a national securities exchange, the Advisor shall be entitled to a subordinated performance fee equal to 15.0% of the amount by which the market value of the Company’s shares of common stock plus distributions paid by the Company prior to the listing exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on the Company’s invested capital plus (ii) the Company’s invested capital. Upon the sale of a real estate asset, the Company will pay the Advisor a subordinated performance fee equal to 15.0% of the net proceeds from such sale remaining after the Company’s stockholders have received distributions such that the owners of all outstanding shares have received distributions in an aggregate amount equal to the sum of, as of such point in time (i) a cumulative, non-compounded return equal to 8.0% per annum on the Company’s invested capital and (ii) the Company’s invested capital. Upon termination of the Advisory Agreement, unless such termination is by the Company because of a material breach of the Advisory Agreement by the Advisor or occurs upon a change of control of the Company, the Advisor shall be entitled to receive a subordinated performance fee equal to 15.0% of the amount by which the appraised value of the Company’s real estate assets and real estate-related securities on the date of termination of the Advisory Agreement, less the amount of all indebtedness secured by the Company’s real estate assets and real estate-related securities, plus the total distributions paid to the Company’s stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on the Company’s invested capital plus (ii) the Company’s invested capital. Notwithstanding the foregoing, if termination of the Advisory Agreement occurs upon a change of control of the Company, the Advisor shall be entitled to payment of a subordinated performance fee equal to 15.0% of the amount by which the value of the Company’s real estate assets and real estate-related securities on the date of termination of the Advisory Agreement as determined in good faith by the Company’s board of directors, including a majority of the independent directors, less the amount of all indebtedness secured by the Company’s real estate assets and real estate-related securities, plus the total distributions paid to the Company’s stockholders, exceeds (i) a cumulative, non-compounded return equal to 8.0% per annum on the Company’s invested capital plus (ii) the Company’s invested capital. In addition, in the event of the origination or refinancing of any debt financing obtained by the Company, including the assumption of existing debt, that is used to acquire real estate assets or originate or acquire real estate-related securities or is assumed in connection with the acquisition of real estate assets or the origination or acquisition of real estate-related securities, and if the Advisor provides a substantial amount of services in connection therewith, the Company will pay to the Advisor a financing coordination fee equal to 1.0% of the amount available to the Company and/or outstanding under such debt financing.
          In addition to the compensation paid to the Advisor, the Company shall pay directly or reimburse the Advisor for all the expenses paid or incurred by the Advisor or its affiliates in connection with the services provided to the Company. However, the Company shall not reimburse the Advisor at the end of any fiscal quarter in which total operating expenses incurred by the Advisor for the four consecutive fiscal quarters then ended exceed the greater of 2.0% of the Company’s average invested assets or 25.0% of the Company’s net income for such year, unless the independent directors of the Company determine such excess expenses are justified.
          If the Company’s board of directors elects to internalize any management services provided by the Advisor, the Company shall not pay any compensation or other remuneration to the Advisor or its affiliates in connection with the internalization transaction.
          Furthermore, subject to certain limitations in the Advisory Agreement and the Company’s charter, the Company has agreed to indemnify and hold harmless the Advisor and its affiliates from all losses and liabilities arising in performance of their duties under the Advisory Agreement.
          The Advisory Agreement may be terminated by either the Company or the Advisor upon 60 days’ written notice without cause and without penalty.
          The foregoing summary of the material terms of the Advisory Agreement is qualified in its entirety by the terms of the Advisory Agreement attached as Exhibit 10.1 of this Current Report on Form 8-K and incorporated herein by reference.
     Second Amended and Restated Distribution Reinvestment Plan
          On February 24, 2011, the Company’s board of directors adopted the Second Amended and Restated Distribution Reinvestment Plan (the “DRP”), to be effective as of March 11, 2011. The DRP is designed to offer the Company’s existing stockholders a simple and convenient method of purchasing additional shares of the Company’s common stock by reinvesting cash distributions. Participants in the DRP are required to have the full amount of their cash distributions with respect to all shares of stock owned by them reinvested pursuant to the DRP. The purchase price for shares under the DRP will be $9.50 per share until such time as the Company’s board of directors determines a reasonable estimate of the value of the shares of the Company’s common stock. On or after the date the Company’s board of directors determines a reasonable estimate of the value of the shares of the Company’s common stock, the purchase price for shares will equal the most recently disclosed estimated value of the shares of the Company’s common stock. Participants in the DRP will not incur any brokerage commissions, dealer manager fees, organizational and offering expenses, or service charges when purchasing shares under the DRP. Participants may terminate their participation in the DRP at any time upon written notice to the Company. The Company reserves the right to amend the DRP at its sole discretion and without the consent of stockholders, consistent with the amendment provisions of the DRP. The Company also reserves the right to terminate the DRP or any participant’s participation in the DRP for any reason at any time by ten days prior written notice of termination.
          The Company intends to file a registration statement on Form S-3 with the Securities and Exchange Commission to register shares issuable pursuant to the DRP. Upon effectiveness of the DRP and the registration statement relating thereto, all distributions to stockholders participating in the Company’s distribution reinvestment program will be made pursuant to the DRP. Stockholders who are already enrolled in the Company’s distribution reinvestment program are not required to take any further action to enroll in the DRP.
          The foregoing summary of the material terms of the DRP is qualified in its entirety by the terms of the DRP attached as Exhibit 10.2 of this Current Report on Form 8-K and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     Mission Property Acquisitions
          As previously reported in a Current Report on Form 8-K filed on August 30, 2010, on August 27, 2010, the Company, through the Company’s operating partnership (the “OP”), entered into purchase and sale agreements to acquire eight properties that are owned by Delaware Statutory Trusts (each a “DST”), for which an affiliate of MR Holdings, LLC serves as trustee, in exchange for total consideration valued at $157.8 million, including approximately $33.2 million of limited partnership interests in the OP and the assumption of approximately $124.6 million of in-place mortgage indebtedness encumbering the properties. As of February 23, 2010, the expiration date for the lender’s approval period pursuant to each of the purchase agreements, certain conditions precedent to the Company’s obligation to acquire the eight properties had not been satisfied. With the prior approval of the Company’s board of directors, on February 28, 2011, the Company provided the respective DSTs written notice of termination of each of the respective purchase agreements in accordance with the terms of the agreements.
          The eight purchase agreements are filed as exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8 and 10.9 to the Current Report on Form 8-K filed by the Company on August 30, 2010.
     Dealer Manager Agreement
          As previously disclosed in a Current Report on Form 8-K filed on November 12, 2010, the Company entered into an agreement (the “Dealer Manager Agreement”) with Realty Capital Securities, LLC (“RCS”) on November 5, 2010, whereby RCS agreed to serve as the Company’s exclusive dealer manager effective upon the satisfaction of certain conditions. Those conditions have not been satisfied and the Dealer Manager Agreement is thus not effective. General market conditions have caused the parties to reconsider the merits of continuing the offering, therefore on February 28, 2011, the Company provided written notice to RCS that it was terminating the Dealer Manager Agreement, effective immediately. As previously disclosed in a Current Report on Form 8-K filed on January 5, 2011, the Company has suspended the offering of shares of its common stock to the public. The Company cannot make any assurances that (i) it will enter into a new dealer manager agreement or (ii) the Company will offer shares of its common stock to the public in the future.
Item 7.01 Regulation FD Disclosure.
          The Company is distributing a stockholder letter regarding corporate matters (the “Stockholder Letter”) to all of its stockholders. The full text of the Stockholder Letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.
          The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.
Item 8.01 Other Events.
     Declaration of Distributions
          Effective as of February 24, 2011, the Company’s board of directors authorized a daily distribution to its stockholders of record as of the close of business on each day of the period commencing on March 1, 2011 and ending on June 30, 2011. The distributions will be calculated based on 365 days in the calendar year and will be equal to $0.0008219 per share of common stock, which is equal to an annualized distribution rate of 3.0%, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in the March 2011, April 2011, May 2011 and June 2011 periods will be paid in April 2011, May 2011, June 2011 and July 2011, respectively, only from legally available funds.

     Election of Lead Independent Director
          On February 24, 2011, the Company’s board of directors elected Glenn W. Bunting, Jr. as the Company’s lead independent director.
     Engagement of Robert A. Stanger & Co., Inc.
          On February 24, 2011, the Company’s board of directors authorized the Company to engage the investment banking firm of Robert A. Stanger & Co., Inc. (“Stanger”) to advise the Company’s management regarding strategic alternatives for the Company. The Company’s management believes that Stanger possesses extensive knowledge and experience in the real estate finance industry, which will enable management to more effectively assess the Company’s alternatives for enhancing stockholder value.
     Update Regarding Negotiations with American Realty Capital, LLC
          As previously disclosed in a Current Report on Form 8-K filed on November 3, 2010, the Company had intended to enter into a new advisory agreement with a new advisor entity jointly owned by American Realty Capital, LLC and ROC REIT Advisors, LLC. Having reached no agreement with American Realty Capital, LLC, the Company entered into the Advisory Agreement with ROC REIT Advisors, LLC, as discussed in Item 1.01 above.
     Termination of Share Repurchase Plan
          On February 24, 2011, the Company’s board of directors determined that it is in the best interest of the Company and its stockholders to preserve the Company’s cash and terminate the Company’s share repurchase plan. Accordingly, pending share repurchase requests will not be fulfilled.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Advisory Agreement among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP and ROC REIT Advisors, LLC, dated as of February 25, 2011.

10.2	Second Amended and Restated Distribution Reinvestment Plan.

99.1	Apartment Trust of America, Inc. Stockholder Letter dated March 1, 2011.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apartment Trust of America, Inc.
Dated: March 1, 2011	By:	/s/ Stanley J. Olander, Jr.
		Name:	Stanley J. Olander, Jr.
		Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Advisory Agreement among Apartment Trust of America, Inc., Apartment Trust of America Holdings, LP and ROC REIT Advisors, LLC, dated as of February 25, 2011.

10.2	Second Amended and Restated Distribution Reinvestment Plan.

99.1	Apartment Trust of America, Inc. Stockholder Letter dated March 1, 2011.